EXHIBIT 23.5





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                           DIXON, ODOM & CO., L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS



                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We consent to the use of our report dated June 20, 1996 with respect to the statement of income and direct operating expenses of items not comparable to the proposed future operations of the property Lakewood Apartments for the year ended December 31, 1995, for inclusion in a form 8k filing with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc., and to the reference to our firm under the heading "Expert" therein.



                                         /s/  DIXON, ODOM & CO., L.L.P.

High Point, North Carolina
June 20, 1996


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